Exhibit 99.1

Mindspeed Reports Preliminary Fiscal Second Quarter 2013 Results

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--April 30, 2013--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for communications infrastructure applications, today reported preliminary results for its fiscal second quarter of 2013. The preliminary results are subject to change based on the conclusion of goodwill and asset impairment testing being undertaken by Mindspeed. For the quarter ended March 29, 2013, Mindspeed recorded net revenue of $35.4 million, a loss per share of $0.02 on a non-GAAP basis, and a loss per share of $1.00 on a GAAP basis (assuming a preliminary estimate of $33.5 million in goodwill and asset impairment charges, as discussed below).

Revenue from high-performance analog (HPA) products was $15.7 million, or 44 percent of fiscal second quarter 2013 net revenue, and was approximately flat in the same period year-over-year. Revenue from communications processors was $17.1 million, or 49 percent of net revenue, and was approximately flat in the same period year-over-year. Wireless infrastructure revenue contributed $2.6 million in the quarter, or approximately 7 percent of total revenue, and was up 16 percent over the same period year-over-year.

Non-GAAP operating loss for the fiscal second quarter of 2013 was approximately $541,000, compared to a non-GAAP operating loss of $4.9 million for the same period in the prior fiscal year. GAAP operating loss for the fiscal second quarter of 2013 was $39.4 million (assuming preliminarily estimated goodwill and asset impairment charges), compared to a GAAP operating loss of $13.8 million for the same period in the prior fiscal year. Non-GAAP net loss for the fiscal second quarter of 2013 was $978,000, or $0.02 per share, compared to a non-GAAP net loss of $5.2 million, or $0.14 per share, for the same period in the prior fiscal year. GAAP net loss in the fiscal second quarter of 2013 was $40.1 million (assuming preliminarily estimated goodwill and asset impairment charges), or $1.00 per share, compared to a GAAP net loss of $14.2 million, or $0.39 per share, for the same period in the prior fiscal year.

In the fiscal second quarter of 2013, Mindspeed performed a review of its goodwill, long-lived assets and indefinite-lived assets to determine if any of these assets were impaired. As a result of this review, Mindspeed currently estimates that it will record an impairment charge of $33.5 million in the fiscal second quarter of 2013 related to its wireless infrastructure reporting unit. Mindspeed expects the impairment testing to be complete prior to filing its Form 10-Q for the fiscal second quarter of 2013. Final goodwill and asset impairment charges as reflected in the Form 10-Q could differ materially from Mindspeed’s preliminary estimates. Any change in goodwill and asset impairment charges would be expected to result in a corresponding change in Mindspeed’s GAAP net loss compared to the preliminary results reported today. Revenue, non-GAAP metrics and our cash and cash equivalents balance will not change as a result of any change in the company’s current estimates of goodwill and asset impairment charges.

“While we were disappointed with our financial performance in the fiscal second quarter, the weakness was primarily within the 3G wireless market. In turn, we have had to reconsider our views of how and when that market will develop. Our other product lines for high performance analog and communications processors performed consistently with our expectations, and 4G/LTE met our goal of doubling in the quarter,” commented Raouf Y. Halim, chief executive officer at Mindspeed. “We believe our diverse product families for HPA, communications processors and wireless infrastructure are well positioned in their respective markets, and we remain committed to maximizing value to our customers, partners, employees and shareholders.”

Non-GAAP results exclude preliminary goodwill and asset impairment charges, stock-based compensation and related payroll costs, restructuring charges, acquisition-related costs, amortization of intangible assets and non-cash interest expense on convertible senior notes, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Outlook

Mindspeed forecasts total net product revenue in the fiscal third quarter of 2013 to be approximately flat versus the fiscal second quarter of 2013. The company expects fiscal third quarter of 2013 non-GAAP gross margin to be approximately 60 percent and anticipates non-GAAP operating expenses to be approximately $21.5 million in the fiscal third quarter of 2013.

Fiscal Second Quarter 2013 Conference Call

Mindspeed will conduct a conference call announcing its fiscal second quarter of 2013 results today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 877-303-3204 (domestic) or 253-237-1154 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at http://www.mindspeed.com. A replay of the conference call will be available via telephone for a period of five days, beginning one hour after the conference call concludes by calling 855-859-2056 (domestic) or 404-537-3406 (international). Conference ID # 30341105 is required to access the replay. The replay will also be available in the Investors section of Mindspeed's web site at http://www.mindspeed.com for a period of thirty days after the call.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and long-term evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth below under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding our preliminary estimates of goodwill and asset impairments, as well as stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, non-recurring legal and settlement costs, employee separation costs, acquisition-related costs, integration costs, revaluation of contingent consideration, purchase price adjustments, restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We also discuss certain non-GAAP measures excluding patent sales as a supplement to financial results based on GAAP. The sale of patents in the fiscal first quarter of 2013 impacted our net revenue, gross margin, operating income and net income.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

We exclude stock-based compensation and related payroll costs and non-cash interest expense on our convertible senior notes from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude profit in acquired inventory to facilitate comparability of gross profit between periods and to better reflect continuing operations of the acquired company. We exclude employee separation costs, non-recurring legal and settlement costs, restructuring charges, acquisition-related costs, and integration costs because they include significant discrete items that may not be indicative of our ongoing operations or economic performance. Similarly, we have excluded our preliminary estimates of goodwill and asset impairment charges related to our wireless infrastructure reporting unit because they involve non-cash items that relate to historic imputed valuations of the reporting unit’s business and assets and are not indicative of its operating or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project restructuring charges, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on goodwill and asset impairments, stock-based compensation and related payroll costs, profit in acquired inventory, amortization of acquired intangible assets, non-recurring legal and settlement costs, employee separation costs, restructuring charges, acquisition-related costs, integration costs, revaluation of contingent consideration and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals or intentions, including, but not limited to: our market positions in HPA, communications processors and wireless infrastructure; our current expectations for fiscal third quarter 2013 net product revenue, non-GAAP gross margin and non-GAAP operating expenses; and our preliminary estimates of impairment charges related to our wireless infrastructure reporting unit. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, we are continuing to conduct testing relating to goodwill and asset impairment charges in our wireless infrastructure reporting unit. The charges included in the financial statements we have provided in this press release are preliminary and subject to change. The final impairment charges reported in our Form 10-Q for the fiscal second quarter of 2013 could differ materially from the preliminary estimates that we announced today. Any increase in the amount of impairment charges would result in a corresponding increase in our net losses for the fiscal second quarter of 2013. In addition, our business is subject to numerous risks and uncertainties that could adversely affect investors in our securities, including fluctuations in our operating results and the potential for future operating losses; loss of or diminished demand from one or more key distributors; our ability to successfully develop and introduce new products; pricing pressures; whether we continue to sustain losses and consume cash in our operations; and the potential for intellectual property or other litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 28, 2012, our most recent Quarterly Report on Form 10-Q and our future filings with the SEC.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2013	2012	2012	2013	2012

Net revenue:
Products	$35,385	$38,394	$34,858	$73,779	$68,700
Intellectual property	-	6,000	501	6,000	591
Total net revenue	35,385	44,394	35,359	79,779	69,291
Cost of goods sold (a), (b)	16,615	15,094	14,839	31,709	29,058
Gross margin	18,770	29,300	20,520	48,070	40,233

Operating expenses:
Research and development (a)	16,106	15,597	17,740	31,703	32,748
Selling, general and administrative (a)	10,183	9,598	13,088	19,781	22,410
Goodwill impairment charge (b)	30,533	-	-	30,533	-
Impairment of indefinite-lived intangible assets (b)	500	-	-	500	-
Acquisition-related costs	178	12	2,259	190	3,067
Restructuring charges	676	1,572	1,272	2,248	1,272
Total operating expenses	58,176	26,779	34,359	84,955	59,497

Operating (loss)/income	(39,406)	2,521	(13,839)	(36,885)	(19,264)

Other expense, net	561	1,373	262	1,934	348

(Loss)/income before income taxes	(39,967)	1,148	(14,101)	(38,819)	(19,612)

Provision for income taxes	154	71	134	225	222

Net (loss)/income	$(40,121)	$1,077	$(14,235)	$(39,044)	$(19,834)

Net (loss)/income per share:
Basic	$(1.00)	$0.03	$(0.39)	$(0.98)	$(0.57)
Diluted	$(1.00)	$0.03	$(0.39)	$(0.98)	$(0.57)

Weighted-average number of shares used in per share computation:
Basic	40,115	39,497	36,293	39,809	34,597
Diluted	40,115	40,058	36,293	39,809	34,597

(a) Includes stock-based compensation expense and related payroll costs.

(b) As of March 29, 2013, we performed an interim evaluation of goodwill, definite-lived intangible assets and indefinite-lived intangible assets as we believed there was an impairment triggering circumstance which warranted an evaluation. This circumstance was the slower than expected deployments of 3G small cell base stations. As a result, we recorded a preliminarily estimated charge for the impairment of goodwill, definite-lived intangible assets and indefinite-lived intangibles of $33.5 million related to our wireless infrastructure reporting unit. The impairment charge for the definite-lived intangible assets was included in cost of goods sold.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2013	2012	2012	2013	2012

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$21,489	$29,604	$21,162	$51,093	$40,832
Items excluded from non-GAAP gross margin:
Asset impairments (b)	2,420	-	-	2,420	-
Stock-based compensation and related payroll costs	52	57	42	109	(1)
Profit in acquired inventory (c)	-	-	448	-	448
Amortization of acquired intangible assets (d)	247	247	152	494	152
Gross margin	$18,770	$29,300	$20,520	$48,070	$40,233

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$14,911	$14,500	$16,524	$29,411	$30,862
Items excluded from non-GAAP research and development expenses:
Asset impairment (f)	-	135	-	135	-
Stock-based compensation and related payroll costs	1,008	950	1,216	1,958	1,886
Employee separation costs (e)	187	12	-	199	-
Research and development expenses	$16,106	$15,597	$17,740	$31,703	$32,748

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$7,119	$7,656	$9,552	$14,775	$17,191
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	2,220	1,677	2,145	3,897	3,712
Amortization of acquired intangible assets (d)	104	104	65	208	65
Non-recurring legal and settlement costs	774	117	-	891	-
Employee separation costs (e)	(14)	44	-	30	(19)
Integration costs (g)	(20)	-	1,326	(20)	1,461
Selling, general and administrative expenses	$10,183	$9,598	$13,088	$19,781	$22,410

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$22,030	$22,156	$26,076	$44,186	$48,053
Items excluded from non-GAAP operating expenses:
Asset impairment (f)	-	135	-	135	-
Goodwill impairment charge (b)	30,533	-	-	30,533	-
Impairment of indefinite-lived intangible assets (b)	500	-	-	500	-
Stock-based compensation and related payroll costs	3,228	2,627	3,361	5,855	5,598
Acquisition-related costs (h)	178	12	2,259	190	3,067
Restructuring charges	676	1,572	1,272	2,248	1,272
Amortization of acquired intangible assets (d)	104	104	65	208	65
Non-recurring legal and settlement costs	774	117	-	891	-
Employee separation costs (e)	173	56	-	229	(19)
Integration costs (g)	(20)	-	1,326	(20)	1,461
Operating expenses	$58,176	$26,779	$34,359	$84,955	$59,497

Reconciliation of Non-GAAP Operating (Loss)/Income to GAAP Operating (Loss)/Income
Non-GAAP operating (loss)/income	$(541)	$7,448	$(4,914)	$6,907	$(7,221)
Items excluded from non-GAAP operating (loss)/income:
Asset impairments (b), (f)	2,420	135	-	2,555	-
Goodwill impairment charge (b)	30,533	-	-	30,533	-
Impairment of indefinite-lived intangible assets (b)	500	-	-	500	-
Stock-based compensation and related payroll costs	3,280	2,684	3,403	5,964	5,597
Acquisition-related costs (h)	178	12	2,259	190	3,067
Restructuring charges	676	1,572	1,272	2,248	1,272
Profit in acquired inventory (c)	-	-	448	-	448
Amortization of acquired intangible assets (d)	351	351	217	702	217
Non-recurring legal and settlement costs	774	117	-	891	-
Employee separation costs (e)	173	56	-	229	(19)
Integration costs (g)	(20)	-	1,326	(20)	1,461
Operating (loss)/income	$(39,406)	$2,521	$(13,839)	$(36,885)	$(19,264)

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2013	2012	2012	2013	2012

Reconciliation of Non-GAAP Other Expense, Net to GAAP Other Expense, Net
Non-GAAP other expense, net	$283	$1,197	$158	$1,480	$141
Items excluded from non-GAAP other expense, net:
Purchase price adjustments (k)	92	-	-	92	-
Revaluation of contingent consideration	-	(10)	-	(10)	-
Non-cash interest expense on convertible senior notes (i)	186	186	104	372	207
Other expense, net	$561	$1,373	$262	$1,934	$348

Reconciliation of Non-GAAP Net (Loss)/Income to GAAP Net (Loss)/Income
Non-GAAP net (loss)/income	$(978)	$6,180	$(5,206)	$5,202	$(7,584)
Items excluded from non-GAAP net (loss)/income:
Asset impairments (b), (f)	2,420	135	-	2,555	-
Goodwill impairment charge (b)	30,533	-	-	30,533	-
Impairment of indefinite-lived intangible assets (b)	500	-	-	500	-
Stock-based compensation and related payroll costs	3,280	2,684	3,403	5,964	5,597
Acquisition-related costs (h)	178	12	2,259	190	3,067
Restructuring charges	676	1,572	1,272	2,248	1,272
Profit in acquired inventory (c)	-	-	448	-	448
Amortization of acquired intangible assets (d)	351	351	217	702	217
Non-recurring legal and settlement costs	774	117	-	891	-
Employee separation costs (e)	173	56	-	229	(19)
Integration costs (g)	(20)	-	1,326	(20)	1,461
Purchase price adjustments (k)	92	-	-	92	-
Revaluation of contingent consideration	-	(10)	-	(10)	-
Non-cash interest expense on convertible senior notes (i)	186	186	104	372	207
Net (loss)/income	$(40,121)	$1,077	$(14,235)	$(39,044)	$(19,834)

Reconciliation of Non-GAAP Net (Loss)/Income Per Share to GAAP Net (Loss)/Income Per Share
Net (loss)/income per share, basic:
Non-GAAP net (loss)/income	$(0.02)	$0.16	$(0.14)	$0.13	$(0.22)
Adjustments	(0.98)	(0.13)	(0.25)	(1.11)	(0.35)
Net (loss)/income	$(1.00)	$0.03	$(0.39)	$(0.98)	$(0.57)

Net income/(loss) per share, diluted:
Non-GAAP net income/(loss)	$(0.02)	$0.14	$(0.14)	$0.13	$(0.22)
Adjustments	(0.98)	(0.11)	(0.25)	(1.11)	(0.35)
Net (loss)/income	$(1.00)	$0.03	$(0.39)	$(0.98)	$(0.57)

Reconciliation of Shares used in Non-GAAP diluted shares to GAAP diluted shares
Non-GAAP diluted shares	40,115	51,428	36,293	40,549	34,597
The effect of dilutive potential common shares due to reporting Non-GAAP net income (j)	-	(11,370)	-	(740)	-
GAAP diluted shares	40,115	40,058	36,293	39,809	34,597

(c) Profit in acquired inventory results from purchase-accounting adjustments which increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated profit in acquired inventory increases cost of goods sold and reduces gross profit.

(d) Amortization of acquired intangible assets reflects amortization expense on intangible assets recorded in conjunction with the picoChip acquisition.

(e) Employee separation costs consist of severance benefits payable to certain former employees of the Company as a result of organizational changes.

(f) Asset impairment includes the write-off of software tools no longer in use.

(g) Integration costs represent costs incurred related to the transition of picoChip to a wholly owned subsidiary of Mindspeed.

(h) Acquisition-related costs are professional fees incurred related to the acquisition of picoChip.

(i) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 6.50% and 6.75% convertible senior notes.

(j) Diluted shares include shares that would be issued from the company's 6.5% and 6.75% convertible notes, calculated using the "if converted" method.

(k) Purchase price adjustments consist of adjustments to amounts recognized in the picoChip acquisition that occurred after the measurement period.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	March 29,	September 28,
	2013	2012

ASSETS
Current Assets
Cash and cash equivalents	$46,572	$49,098
Receivables, net	19,348	14,527
Inventories	11,006	10,482
Prepaid expenses and other current assets	4,309	10,497
Total current assets	81,235	84,604

Property, plant and equipment, net	17,194	16,031
Intangible assets, net	32,986	35,351
Goodwill	26,529	57,110
Other assets	4,164	4,000
Total assets	$162,108	$197,096

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$10,150	$9,262
Accrued compensation and benefits	5,510	6,401
Deferred income on sales to distributors	3,704	4,396
Deferred revenue	1,459	2,338
Line of credit - short term	5,521	5,511
Short term debt	16,348	15,384
Contingent consideration	1,866	1,876
Other current liabilities	9,812	10,661
Total current liabilities	54,370	55,829

Line of credit – long term	8,000	8,000
Long-term debt	44,174	44,765
Other liabilities	7,107	6,767
Total liabilities	113,651	115,361

Stockholders' equity	48,457	81,735
Total liabilities and stockholders' equity	$162,108	$197,096

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended
	March 29,	March 30,
	2013	2012

Cash Flows From Operating Activities
Net loss	$(39,044)	$(19,834)
Adjustments required to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization of property, plant and equipment	3,108	3,108
Amortization of license agreements	1,391	1,240
Amortization of intangible assets	702	217
Asset impairments	2,560	-
Restructuring charges	2,248	1,272
Goodwill impairment charge	30,533	-
Impairment of indefinite-lived intangible assets	500	-
Stock-based compensation	5,916	5,456
Inventory provisions	442	1,539
Amortization of debt discount on convertible debt	482	300
Other non-cash items, net	(53)	35
Changes in assets and liabilities, net of acquisitions:
Receivables	(4,769)	(7,632)
Inventories	(966)	3,779
Other assets, net	4,889	1,001
Accounts payable	(449)	4,425
Deferred income on sales to distributors	(692)	(471)
Restructuring charges	(1,829)	(1,349)
Accrued compensation and benefits	(899)	(3,656)
Accrued expenses and other current liabilities	(1,612)	(1,024)
Other liabilities, net	198	(76)

Net cash provided by/(used in) operating activities	2,656	(11,670)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(2,443)	(2,334)
Payments under license agreements	(2,687)	(7,341)
Net cash paid for acquired companies	-	(20,096)

Net cash used in investing activities	(5,130)	(29,771)

Cash Flows From Financing Activities
Payments made on capital lease obligations	(110)	(281)
Borrowings under term loan	-	15,000
Borrowings under line of credit	1,420	14,807
Payments made on line of credit	(1,410)	(1,317)
Deferred financing costs	-	(378)
Repurchase of restricted stock for income tax withholding	(858)	(575)
Proceeds from equity compensation programs	915	1,362

Net cash (used in)/provided by financing activities	(43)	28,618

Effect of foreign currency exchange rates on cash	(9)	(50)

Net decrease in cash and cash equivalents	(2,526)	(12,873)
Cash and cash equivalents at beginning of period	49,098	45,227

Cash and cash equivalents at end of period	$46,572	$32,354

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended				Six Months Ended
	March 29,	December 28,		March 30,	March 29,	March 30,
	2013	2012		2012	2013	2012

Gross margin %	53.0%	66.0%		58.0%	60.3%	58.1%

Cash (used in)/provided by:
Operating activities	$(2,162)	$4,818	*	$(11,324)	$2,656	$(11,670)
Investing activities	(1,830)	(3,300)	*	(27,090)	(5,130)	(29,771)
Financing activities	(539)	496		28,063	(43)	28,618
Effect of foreign currency on cash	(34)	25		(56)	(9)	(50)
Net (decrease)/increase in cash	$(4,565)	$2,039		$(10,407)	$(2,526)	$(12,873)

Depreciation	$1,555	$1,553		$1,595	$3,108	$3,108
Amortization of intangible assets	1,083	1,010		814	2,093	1,457
Capital expenditures	1,830	3,300		6,994	5,130	9,675
Net cash paid for acquired companies	-	-		20,096	-	20,096

Net revenue by region:
Americas	$6,720	$11,510		$6,150	$18,230	$11,666
Europe	3,356	3,454		2,829	6,810	4,687
Asia-Pacific	25,309	29,430		26,380	54,739	52,938
Total net revenue	$35,385	$44,394		$35,359	$79,779	$69,291

Net revenue by product lines:
High-performance analog	$15,683	$19,190		$15,657	$34,873	$30,001
Communications processors	17,135	14,630		16,988	31,765	36,214
Wireless infrastructure	2,567	4,574		2,213	7,141	2,485
Total net product revenue	35,385	38,394		34,858	73,779	68,700
Intellectual property	-	6,000		501	6,000	591
Total net revenue	$35,385	$44,394		$35,359	$79,779	$69,291

* Cash provided by operating activities and cash used in investing activities have been adjusted to exclude $2.2 million of property and equipment and licenses of intellectual property from the corresponding amounts previously reported.

CONTACT:
Investor Relations Contact:
Mindspeed Technologies, Inc.
Kevin Trosian
VP, Corporate Development and Investor Relations
+1 949-579-3111
Investor.Relations@Mindspeed.com